Exhibit 99.1  Press Release


                                                         [GRAPHIC]stockgroup.com

8:00 am EST, Wednesday April 5, 2000

STOCKGROUP.COM
Contact:  Marcus New, Chairman & CEO
marcus@stockgroup.com
(800) 650-1211

             STOCKGROUP.COM COMPLETES ROUND OF INSTITUTIONAL FUNDING

                     Institutions support Expansion Strategy

New York, NY - April 5, 2000 - Stockgroup.com Holdings Inc. (OTCBB: SWEB) today announced that it has completed a US$3 million round of new funding led by Deephaven Capital Management LLC, a subsidiary of Knight/Trimark (NASDAQ: NITE). Amro International S.A., managed by Rhino Advisors is an additional investor in the funding. Jesup & Lamont Securities Corporation served as a placement agent for this transaction.

Details of the funding include US$3 million of 8% Notes and Callable Warrants. The Notes are for a term of 2 years. These notes are convertible only after July 31, 2000, and only if the Company does not make payment on a noteholder's prepayment request, or, if the Company seeks to prepay the notes. The Callable Warrants have a 5 year term at a strike price of $3.72, and permit the holders to acquire up to 290,322 shares.

Mr. Marcus New, Chairman and CEO of Stockgroup.com Holdings Inc. commented, "This funding provides Stockgroup.com with additional resources to aggressively implement our strategies, including the roll out of our international operations in Asia." He continued, "The strong endorsement from Deephaven Capital Management and Amro International S.A. are indicative of our continuing efforts toward building a world class financial news and information destination for small cap investors."

ABOUT DEEPHAVEN

Deephaven  Capital  Management  LLC is a subsidiary of  Knight/Trimark  (NASDAQ:
NITE).

ABOUT RHINO ADVISORS

Rhino Advisors (formerly Curzon Capital Management) are fund managers of two families of private funds: Creon Management and Amro International S.A. The investors in Creon and Amro are European high net worth individuals. In its three years of operation, Rhino's investment strategies have nearly quadrupled the base capital deposited into Amro and Creon.


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ABOUT STOCKGROUP.COM

Stockgroup.com is a leading online provider of financial news and information services, disseminated from corporate offices and news bureaus in New York, San Francisco, Toronto, Vancouver, and Calgary. The Company's Web site www.smallcapcenter.com, is a state-of-the-art research center focusing on small and micro cap news information and data. The Company also delivers a Premium Service of news available on a subscription basis. The Company recently announced that it has been contracted to develop a string of Asian enterprise financial sites for Asian Exchange Information Service Pty Ltd. (AsiaXIS) of Singapore. Stockgroup.com has acquired an equity position in AsiaXis. The Company is also the leading provider of Web site development and Internet marketing services to small and micro cap companies. Key comparable public companies include TheStreet.com (NASDAQ: TSCM), Marketwatch.com (NASDAQ: MKTW) and GlobalNet Financial (NASDAQ: GLBN)

Disclaimer: This release contains "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21B of the Securities Exchange Act of 1934. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumptions or future events or performance are not statements of historical fact and may be "forward looking statements." Forward looking statements are based on expectations, estimates and projections at the time the statements are made that involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated. Forward looking statements in this action may be identified through the use of words such as "expects", "will," "anticipates," "estimates," "believes," or statements indicating certain actions "may," "could," or "might" occur.



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